                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2005 annual meeting (the "Annual Meeting") of stockholders of Isramco, Inc. (the "Company") will be held at the Company's premises at 11767 Katy Freeway, Houston, Texas, 77079, Suite 711, on June 15, 2005 at 9:00 A.M., local time, for the following purposes:

(i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

(ii) to ratify the appointment of Malone Bailey, PC as independent public accountants of the Company for the year ending December 31, 2005; and

(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 28, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Haim Tsuff
                                        Chairman of the Board
                                        Chief Executive Officer


May 2, 2005

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 15, 2005

                                  INTRODUCTION

This Proxy Statement is being sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2005 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the Company's premises at 11767 Katy Freeway, Houston, Texas 77079, Suite 711, on Wednesday, June 15, 2005 at 9:00 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

(i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

(ii) to ratify the appointment of Malone & Bailey, PC ("M&B"), as independent public accountants of the Company for the year ending December 31, 2005; and

(iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted FOR the (i) election as directors of the nominees of the Board of Directors named below;
(ii) proposal to ratify the appointment of M&B, as independent public accountants of the Company for the year ending December 31, 2005; and (iii) in the discretion of the Proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting.

This Proxy Statement will first be mailed to stockholders on or about May 6, 2005.

                       VOTING RIGHTS AND VOTING SECURITIES

All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on April 28, 2005 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 2,717,891 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on Proposals No. 1 and 2.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock (b) each of the Company's directors and Named Executive Officers (as defined under "Executive Compensation") (c) all current directors, officers and significant employees of the Company as a group.

                                    Number of Shares             Percent of
Name of Beneficial Owner (1)      Beneficially Owned (2)       Common Stock (2)

Haim Tsuff, Chairman and CEO          1,354,041(3)                  49.82%

Jackob Maimon, President and             38,819(4)                   1.43%
Director

Doron Avraham, Vice President                --                        *

Yossi Levy, Israeli Branch Manager           --                        *

Max Pridgeon, Director                       --                        *

Donald D. Lovell, Director                   --                        *

Amir Mireskandari, Director                  --                        *

All directors and
Officers as a group (7 persons)       1,392,861                     51.2%



* Less than 1%

(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company.

(4) These shares were issued in March 2005 upon the cashless exercise of options to purchase up to 69,995 shares Common Stock granted to holder on March 25, 2000.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of common stock by each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock:


                                     Number of Shares             Percent of
Name of Beneficial Owner (1)       Beneficially Owned (2)       Common Stock (2)

Naphtha Holdings Ltd.*                  1,315,222                   48.39%

Haim Tsuff *                               38,819                    1.43%

United Kingsway Ltd.                            *                       *


(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). Avraham Livnat Ltd. through its subsidiary Carmen Management and Assets (1997) Ltd. owns 26% of YHK. The General Partner of YHK is YHK General Managers Ltd. Joseph Tsuff (the father of Haim Tsuff) is a director of YHK General Managers Ltd. YHK owns of record approximately 42.4% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns approximately 43.64% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns approximately 85.9% of Naphtha Israel Petroleum Corp, Ltd. ("Naphtha"), which holds 100% of Naphtha Holdings Ltd. JOEL also owns approximately 8.2% of the shares of Equital Ltd. Naphtha Holdings Ltd. owns of record approximately 48.39% of the issued and outstanding common stock of the Company.

Information regarding these relationships is set forth in Schedule 13d filings and amendments made thereto made on behalf of the above entities, which are on file with the SEC.

As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid, for all services rendered to the Company during the Company's fiscal years ended December 31, 2004, 2003 and 2002 by the Company's Chief Executive Officer and other "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").


                                 SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                  Annual Compensation                   Compensation
                                  -------------------                   ------------

                                        Securities
Name and                                                      Other Annual       Underlying
Principal Position          Year     Salary($)    Bonus($)   Compensation($)    Options(#)(1)

Haim Tsuff                  2004      240,000     150,000           --                    --
Chairman of the Board       2003      240,000     125,000           --                    --
and Chief Executive         2002      240,000          --           --                    --
Officer

Jackob Maimon               2004      240,000          --           --                    --
President                   2003      240,000     125,000           --                    --
                            2002      240,000          --           --                    --

Doron Avraham               2004      180,000          --           --                    --
Vice President (1)          2003           --          --           --                    --
                            2002           --          --           --                    --


Yossi Levy                  2004       85,000          --           --                    --
Branch Manager              2003       85,000          --           --                    --
                            2002      104,000          --           --                    --

Joshua Folkman              2004      101,000          --           --                    --
Exploration Manager         2003      101,000          --           --                    --
Branch Office               2002      100,000          --           --                    --

(1) Mr. Avraham commenced his employment with the Company in December 2003.

                             OPTIONS GRANTED IN 2004

None of the Named Executive Directors were granted any options during the year ended December 31, 2004.


                 AGGREGATED OPTION EXERCISES IN 2004 AND 2004 YEAR END OPTION VALUES

                                                     Number of Securities
                                                    Underlying Unexercised         Value of Unexercised
                     Shares                               Options at               in-the-Money Options
                  Acquired on        Value           December 31, 2004(#)       at December 31, 2004($)(1)
Name              Exercise (#)    Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable

Haim Tsuff           -- (2)            --                 69,550 / 0                    $66,768 / 0

Jackob Maimon        -- (2)            --                 69,550 / 0                     66,768 / 0

Joshua Folkman       --                --                  2,000 / 0                          0 / 0


(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($5.24) on December 31, 2004, as reported on NASDAQ.

(2) In March 2005, 38,819 shares were issued upon the cashless exercise of these options.

EMPLOYMENT/CONSULTING AGREEMENTS

In May of 1996 the Company entered into a consulting agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Pursuant to the terms of this Consulting Agreement which was amended in April 1997, the Company pays to the consultant the sum of $240,000 per annum in installments of $20,000 per month in addition to reimbursing all reasonable expenses incurred in connection with services rendered on behalf of the Company. The agreement continues in effect through May 31, 2006 and contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the entity is entitled to receive the equivalent of payments due through the remaining term of the agreement.

In November of 1999 the Company entered into a consulting agreement with Worldtech Inc., a Mauritius company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this Consulting Agreement which is in effect through May 31, 2006, the Company agreed to pay the sum of $240,000 per annum in installments of $20,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. The agreement contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the entity is entitled to receive the equivalent of payments due through the remaining term of the agreement.

In December 2003 the Company entered into an employment agreement with Doron Avraham, its Vice President. . Pursuant to this Consulting Agreement which is in effect through November 30, 2007, the Company agreed to pay the sum of $180,000 per annum in installments of $15,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. The agreement contains certain customary confidentiality and non-compete provisions.

In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company. Pursuant to the terms of his employment, Mr. Levy was paid an annual amount of $85,000 in 2004.

Joshua Folkman is employed as Explorations Manager pursuant to which he was paid an annual salary of $101,000 in 2004. In the event that the Company elects to terminate Mr. Folkman's employment hereunder for any reason other than cause, then Mr. Folkman is entitled to a one-lump sum payment of $69,000.

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

The following individual is not a director or director nominees, but serves as an Executive Officer of the Company or its subsidiaries.


        NAME                    AGE         POSITION

        Doron Avraham           30          Vice President

        Yossi Levy              53          Branch Manager, Israel Branch

        Dr. Joshua Folkman      64          Exploration - Manager, Branch Office


Doron Avraham was appointed to the position of Vice President as of December 9, 2003. Until his employment with the Company, Mr. Avraham was Vice President of Operations of Silverled Ltd., an European based company primarily engaged in the field of asset management where he supervised operations control, business development and strategy and operations, a position he held from November 2001. Mr. Avraham received a BA in Economics and Business Management from Tel Aviv University in March 2001.

Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company in the oil and gas business in Israel. Since January 1, 2002, Mr. Levy has been the general manager of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), an affiliate of the Company.

Dr. Joshua Folkman has been Exploration Manager of the Company's Israel branch office since 1987.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004 and 2003, the Company paid Naphtha, respectively, $226,000 and $197,000 in respect of office services for its Israeli Branch office. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, is deemed to control Naphtha.

On January 1, 2001 the Company retained the services of I.O.C. Israel Oil Company ("I.O.C.") in connection with the operation of Jay Petroleum LLC and Jay Management Company LLC (wholly owned subsidiaries of the Company). In consideration thereof, the Company paid I.O.C. $120,000 for each of 2004 and 2003. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, is deemed to control I.O.C.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

Based solely on review of the copies of such forms received by the Company with respect to 2004, the Company believes that all of the filing obligations of officers, directors and 10% stockholders under Section 16 (a) during 2004 have been complied with.

                                PERFORMANCE GRAPH

The following graph compares the yearly percentage of change in the Company's cumulative stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("NASDAQ Index") and the cumulative total return on the GICS (Global Industry Classification Standard) Standard & Poor's Oil & Gas Exploration and Production Index ("Peer Index") for the period of five years commencing on December 31, 1999 and ending on December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in the common stock of the Company, The NASDAQ Index and Peer Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference.

                                                PEER
                YEAR            NASDAQ          INDEX          COMPANY
                                  $               $               $
              12/31/99          100.0           100.0           100.0
              12/31/00           60.9           156.9           165.9
              12/31/01           47.9           122.5           100.5
              12/31/02           32.8           119.2            70.3
              12/31/03           49.2           145.5           159.0
              12/31/04           53.3           152.7           135.0


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of five (5) members. The persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.


        NAME                  AGE        POSITION

        Haim Tsuff             48        Chairman of the Board, Chief Executive
                                         Officer and Director

        Jackob Maimon          49        President, Director

        Max Pridgeon           37        Director

        Donald D. Lovell       72        Director

        Amir Mireskandari      36        Director


All officers serve until the next annual meeting of directors and until their successors are elected and qualified.

Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and a Direcor of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd.) and may be deemed to control the Company.

Jackob Maimon has been President of the Company since November 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha"), an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd., another Israeli entity, over 50% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996.

Max Pridgeon has been a director of the Company since April 2001. Since December 2002, Mr. Pridgeon has served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings.

Donald D. Lovell has been a director since March 25, 2004. Mr. Lovell, a certified public accountant, has been in private practice in Houston, Texas since 1984, focusing on advising emerging and medium sized businesses and providing tax planning.

Amir Mireskandari has been a director since August 2004. Since September 1995 Mr. Mireskandari has been employed as a Financial and Operations Principal at the Lugano Group where he is responsible for financial analysis. The Lugano Group is a New Orleans based broker-dealer and consulting firm. Prior to his association with the Lugano Group, from 1991 to 1993, Mr. Mireskandari worked as an Investment Analyst at the International Finance Corporation (IFC) in Washington D.C. In the past, Mr. Mireskandari was also retained as an advisor on privatization to the Ministry of Mines and Heavy industry of the Kingdom of Morocco to conduct a competitive study of the private sector.

There are no family relationships between any of the above executive officers, and there is no arrangement or understanding between any of the above executive officers and any other person pursuant to which he was selected as an officer. Each of the above executive officers was elected by the Board of Directors to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal.

DIRECTOR RESIGNATIONS

Mr Eyal Gibor a non-employee director resigned from the Board of Directors on August 9, 2004 and was replaced by Mr. Amir Mireskandari.

Dr. Avihu Ginzburg, a non-employee director, resigned on March 25, 2004 from the Board of Directors and was replaced by Mr. Donald D. Lovell.

DIRECTOR COMPENSATION

During 2004, directors who are not employees of the Company were paid a fee of $750 for each meeting of the Board that they attend (whether in person or by telephone).


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE AND MEETINGS

During the fiscal year ended December 31, 2004, the Board met once and acted by unanimous written consent on eight occasions. During the fiscal year ended December 31, 2004, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings. While none of the directors attended the annual meeting in 2004, the Company expects that its Chairman of the Board and Chief Executive Officer will attend the 2005 Annual Meeting.

The Board of directors has determined that Max Pridgeon, Donald D. Lovell and Amir Mireskandari are independent as defined in the listing standards of the Nasdaq SmallCap Market.

BOARD COMMITTEES

Prior to April 2004, the only standing committee of the Board of Directors was the Audit Committee. Prior to April 2004, matters involving the compensation of the Company's executive officers and the nomination of directors were addressed by the entire Board of Directors. In April 2004, the Board established a standing compensation committee (the "Compensation Committee") and a standing nominating committee (the "Nominating Committee").

AUDIT COMMITTEE

The members of the Audit Committee are Max Pridgeon, Donald D. Lovell and Amir Mireskandari, each of whom meets the independence standards of the Nasdaq SmallCap Market. Mr. Lovell is the chairman of the Audit Committee. The Board has determined that Mr. Lovel is an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The Audit Committee met 4 times in 2004. Eyal Gibor resigned from the committee and the Board of directors in August 2004.

The Board has adopted a charter governing the duties and responsibilities of the Audit Committee. The principal function of the Audit Committee is to assist the Board in its oversight responsibilities relating to the financial accounting, reporting and controls. The Audit Committee monitors and evaluates periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by senior management and the independent auditors, is directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors, reviews and evaluates the qualifications, independence and performance of the independent auditors, monitors the Company's compliance with legal and regulatory requirements, monitors the performance of internal audit function and facilitates communication among independent auditors, senior management and the Board.

THE NOMINATING COMMITTEE

In April 2004, the Board of Directors formed the Nominating Committee to address Board development matters. The current members of the Nominating Committee are Donald D. Lovell and Max Pridgeon, each of whom meets the independence standards of the Nasdaq SmallCap Market. Mr. Lovell is the Chairman of the Committee.

The Board has adopted a charter governing the duties and responsibilities of the Nominating Committee.

The Nominating Committee will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chairman of the Board who will then forward such information to the Nominating Committee for its review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Company's voting Common Stock.

COMPENSATION COMMITTEE

The Compensation Committee was established in April 2004 and is responsible for reviewing the compensation arrangements in effect for the Company's executive officers. This committee currently consists of Mr.Donald D. Lovell and Max Pridgeon each of whom meets the independence standards of the Nasdaq SmallCap Market.

The principal functions of the compensation committee are to review our incentive compensation programs for executive officers and approve the annual compensation for executive officers.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that applies to all of its employees. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Although the Company does not have formal procedures for stockholder communication, stockholders of the Company are encouraged to communicate directly with the members of the Board. Persons interested in communicating with the independent directors their concerns or issues may address correspondence to a particular director, or to the independent directors generally in care of the Chief Executive Officer and Chairman of the Board, Mr. Haim Tsuff. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Auditor Nominating Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATE THIS REPORT BY REFERENCE.

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2004 and the notes thereto.

REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with Mann, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received disclosures and the letter from Mann required by Independence Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with the auditors its independence from the Company.

CONCLUSION. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Dated: April 21, 2005

AUDIT COMMITTEE

MR. MAX PRIDGEON

MR. DONALD D. LOVELL

MR. AMIR MIRESKANDARI

Dr. Avihu Ginzburg was a member of the Audit Committee until his resignation from the Board of Directors on March 25, 2004. Mr. Eyal Gibor was also a member of the Audit Committee until his resignation from the Board of Directors on August 9, 2004.

                      REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee is provided solely to the stockholders of the Company pursuant to the requirements of Schedule 14A promulgated under the Securities Exchange Act of 1934, and shall not be deemed to be "filed" with the SEC for the purpose of establishing statutory liability. Unless otherwise specifically incorporated by reference, this report shall not be deemed to be incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY

The Company's executive compensation policy is designed with the goals of ensuring that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining highly qualified executive officers, and providing total compensation that is competitive with companies in comparable industries or other companies of comparable size, growth and performance.

EXECUTIVE COMPENSATION COMPONENTS

The key components of the Company's compensation program are base salary, eligibility for annual incentive bonus awards and equity participation in the form of stock options. Executive officers are also entitled to customary benefits generally available to all Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

During 2004, Mr. Tsuff's, annual salary was $240,000, the same level it has been since 2001. The base salary for Mr. Tsuff was fixed with reference to his experience, responsibilities and performance and the competitive marketplace. The appropriate level of bonuses and increases for the Chief Executive Officer, if any, will be based in large part on Company performance.

INDEPENDENT DIRECTORS

MR. DONALD D. LOVELL

MR. AMIR MIRESKANDARI

MAX PRIDGEON

April 21, 2005

Dr. Avihu Ginzburg resigned from the Board on March 25, 2004 and Mr. Eyal Gibor resigned from the Board of Directors on August 9, 2004.

BOARD RECOMMENDATION: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

On January 20, 2005, the audit committee of the board of directors (the "Audit Committee") accepted the resignation of UHY - Mann Frankfort Stein & Lipp CPAS, LLP ("UHY LLP") (formerly - Mann Frankfort Stein & Lipp CPAS, L.L.P.) as the Company's independent accountants. Concurrent with UHY LLP's resignation, the Audit Committee appointed Malone & Bailey, PC ("M&B"") as the independent accounting firm to audit the financial statements of the Company for the year ended December 31, 2004. The reports by UHY LLP with respect to the Company's financial statements for each of the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2003 and during the subsequent interim period, there were no disagreements between the Company and UHY LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of UHY LLP, would have caused it to make reference to the subject matter thereof in connection with its reports.
During the fiscal years ended December 31, 2002 and 2003 and through the date of their resignation, UHY LLP did not advise the Company with respect to any matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K. During the fiscal years ended December 31, 2002 and 2003 and through the date of their appointment, the Company did not consult with M&B regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

It is anticipated that a member of M&B will be present at the stockholder meeting and will be available to respond to your questions.

FEES

The following table presents fees for professional audit services rendered by M&B and Mann for the audit of, respectively, the Company's annual financial statements for 2004 and 2003, and fees billed for other services rendered by each, as the case may be, during 2004 and 2002.


        Type of Service/Fee         Fiscal 2004          Fiscal 2003

        Audit Fees (1)              $107,744             $105,670

        Audit Related Fees (2)      $0                   $0

        Tax Fees (3)                $45,221              $64,269

        All Other Fees (4)          $-                   $1,877


(1) Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in the Annual Report on Form 10-K and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

The Audit Committee reviewed the non-audit services rendered for fiscal 2004 and fiscal 2003 as set forth in the above table and concluded that such services were compatible with maintaining the accountants' independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent auditor is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MALONE & BAILEY, PC AS INDEPENDENT
                                    AUDITORS.

                                  OTHER MATTERS

Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

Under the rules of the SEC, proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 6, 2006. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2006 proxy statement.

                          ANNUAL AND QUARTERLY REPORTS

Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Such Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                       BY ORDER OF THE BOARD OF DIRECTORS





                                        /S/ HAIM TSUFF

                                        HAIM TSUFF
                                        CHAIRMAN OF THE BOARD

MAY 2, 2005

                                  ISRAMCO, INC.
                               11767 KATY FREEWAY
                              HOUSTON, TEXAS 77079

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2005

The undersigned hereby constitutes and appoints HAIM TSUFF AND J. MONROE CUTLER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC. (the "Company"), that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on June 15, 2005, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, MAX PRIDGEON, DONALD D. LOVELL AND AMIR MIRESKANDARI (Mark only one of the following boxes.)

|_| VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE FOLLOWING
    NOMINEES (IF ANY):

                      |_| VOTE WITHHELD FROM ALL NOMINEES.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MALONE & BAILEY, PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005.

|_| FOR |_| AGAINST |_| ABSTAIN

3. In Their Discretion, Upon Any Other Business That May Properly Come Before the Meeting or Any Adjournment Thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the ratification of the appointment of Malone & Bailey, PC as the Company's independent auditors for the fiscal year ending December 31, 2005 and in the discretion of the Proxies named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated May 2, 2005.

                           SIGNATURE OF SHAREHOLDER(S)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

I plan I do not plan

to attend the Annual Meeting.